 Filed Pursuant to Rule 424(b)(3)

Registration No.: 333-293438

PRELIMINARY PROSPECTUS

357,143 Shares of Common Stock

Pursuant to this prospectus, the selling stockholder identified herein (the “Selling Stockholder”) is offering on a resale basis an aggregate of 357,143 shares (the “Shares”) of common stock, par value $0.001 per share, of High Roller Technologies, Inc.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

The Selling Stockholder may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 10. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on the NYSE American under the symbol “ROLR”. On February 10, 2026, the last reported sale price of our common stock was $4.85 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in, or incorporated by reference into, this prospectus.

Overview

High Roller Technologies, Inc. (together, with its subsidiaries, unless the context otherwise indicates, “High Roller,” “we,” “us,” “our,” “ours”, or the “Company”) is an evolving and growth-oriented global online gaming operator. We offer a compelling real money online casino platform. The Company defines the term platform (“Platform”) as the fusion of its technical IP, commercial partnerships, and operational expertise including an in-house developed domain customizable frontend and content management system (CMS) which offers enhanced search engine optimization, direct API integrations, faster load times, and better scalability. The Company utilizes a third party player account management system (PAM) that offers a high level of control over game integrations, payment provider solutions, and overall player management. The Company’s experienced operational management team actively oversees engagement with its players and partners. The Company’s Platform is based around a set of gaming products, which the Company refers to as “iCasino” and is offered to players in select markets throughout the world. The Company offers a wide range of games, including many that are available in land-based casinos. The Company currently offers more than 6,000 games from over 90 providers, representing largely the entire range of iCasino games which the Company believes are most attractive to its player base including video slots, blackjack, roulette, baccarat, craps, and video poker. A number of the Company’s most popular games are available to play with a live dealer including blackjack, video poker, roulette, baccarat, craps, Game Shows, which is the fastest growing live casino segment, and other popular live games. One of our key strengths is a strong player acquisition pipeline, built through extensive industry specific marketing relationships and expertise. The Company’s offerings incorporate attractive graphics, targeted bonuses, and interactive social elements in a secure environment featuring rapid onboarding and payouts. The Company’s selections of games include but are not limited to those sourced from:

•         Evolution Gaming

•         Pragmatic Play

•         Push Gaming

•         No Limit City

•         Play’n GO

•         Relax Gaming

•         Red Tiger Gaming

•         Big Time Gaming

•         Netent

•         Quickspin

•         Games Global

Recent Developments

Appointment of Chief Operating Officer

On November 10, 2025, the Board of Directors of the Company appointed Jake Francis as Chief Operating Officer of the Company, effective November 12, 2025.

2024 Equity Incentive Plan Amendment

On November 17, 2025, the stockholders of the Company approved and adopted an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 1.7 million to 4.2 million, at its 2025 annual meeting of stockholders.

Share Transfer Agreement

On December 31, 2025 (the “Closing Date”), the Company completed the acquisition, through its wholly owned subsidiary, Deepdive Holdings Ltd., a Malta company (the “Buyer”), pursuant to that certain share transfer agreement dated December 23, 2025 (the “STA”) among Deepdive and Happy Hour Entertainment Holdings Ltd., a British Virgin Islands company (the “Seller”).

Pursuant to the STA, on the Closing Date, the Buyer acquired from the Seller all of the issued and outstanding shares of Happy Hour Solutions Ltd. (the “Target”). The shares represent 100% of the issued and allotted share capital of the Target. As a result of the acquisition, the Buyer acquired ownership control of the Target, which holds a valid remote gambling license issued by the Estonian Tax and Customs Board (EMTA).

In consideration for the acquisition of the shares of the Target, the Buyer assigned and transferred to the Seller the domain name www.casinoroom.com and all variations and extensions, as set forth in the STA.

Spike Up Media A.B. (“SUP”) is a shareholder of the Company (owning in the aggregate, less than 10% of the outstanding shares). Two of the Company’s directors and two of its largest shareholders, own interests in SUP. SUP owns less than 10% of the outstanding shares of Target, which is a wholly owned subsidiary of the Seller. A number of the Company’s shareholders and one of the Company’s directors (owning in the aggregate, less than 10% of the outstanding shares of the Company), own interests in the Target in the aggregate of approximately 66%.

Private Placement

On January 8, 2026, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with the Selling Stockholder pursuant to which we sold, in a private placement (the “Private Placement”), an aggregate of 357,143 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $2.80 per share. The aggregate gross proceeds received from the Private Placement was approximately $1,000,000, before deducting offering expenses.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the SEC covering the resale of the shares as soon as reasonably practicable following the date of the SPA and in any event within 45 calendar days of such date, subject to customary exceptions and conditions. In addition, pursuant to the Purchase Agreement, the shares are subject to a lock-up for a period of 180 days.

The Selling Stockholder’s resale of these shares is being registered on the registration statement of which this prospectus forms a part.

Letter of Intent with FDMI

On January 12, 2026, the Company entered into a binding letter of intent (the “LOI”) with Foris DAX Markets, Inc. (“FDMI”) relating to a proposed strategic partnership involving derivatives contracts based on the outcome of specific and identifiable events in the “Predictions” product class offered by the North American Derivatives Exchange, Inc. d/b/a Crypto.com | Derivatives North America (“CDNA”), a subsidiary of FDMI.

Under the terms of the LOI, the parties agreed to negotiate in good faith toward definitive agreements pursuant to which CDNA would offer prediction-based derivatives contracts utilizing technology licensed from the Company. The LOI terminates upon the earlier of the execution of the definitive agreements and written notice by either party.

The LOI includes, among other things, provisions relating to exclusivity, public relations and marketing commitments, anticipated term, and public announcement of the proposed partnership. The consummation of the proposed transaction is subject to the negotiation and execution of definitive agreements, and there can be no assurance that such agreements will be executed or that the proposed transaction will be consummated.

The description above is a summary of the principal terms of the LOI and does not constitute a complete description of all terms. The terms contained in the LOI are binding and are subject to the execution of definitive agreements and closing conditions being met.

Registered Direct Offering

On January 19, 2026, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with ThinkEquity LLC (“the “Placement Agent”), pursuant to which we issued and sold directly to several investors, in a registered direct offering an aggregate of 1,892,506 shares (the “Shares”) of the common stock, par value $0.001, at an offering price of $13.21 per Share.

The Shares were offered and sold by the Company pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-291464), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2025, and declared effective on December 2, 2025.

The closing of the Offering occurred on January 21, 2026. The aggregate gross proceeds received from the Offering was approximately $25 million, before deducting placement agent fees and expenses and offering expenses.

Pursuant to the Placement Agent Agreement, the Company issued to ThinkEquity or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 94,625 shares of the Company’s common stock. The Placement Agent Warrants are exercisable immediately upon issuance at an exercise price of $16.5125 per share and have a term of exercise equal to five years from the date of issuance.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with our Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated under the Securities Act, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information

The Company was incorporated in Delaware on December 21, 2021, and the Company completed its initial public offering in October 2024. Our principal business address is 400 South 4th Street, Suite 500-#390, Las Vegas, Nevada 89101, and our telephone number is (702) 509-5244. We maintain our corporate website at www.highroller.com/casino (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this prospectus). Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. We make available free of charge on https://ir.highroller.com/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the Investor Relations section of our website.

Our common stock is quoted on the NYSE American under the symbol “ROLR”. We file annual, quarterly, and current reports, proxy statements and other information with the SEC and are subject to the requirements of the Securities and Exchange Act of 1934, as amended (the Exchange Act). These filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

THE OFFERING

Common Stock to be offered by the Selling Stockholder	Up to 357,143 shares of common stock.

Terms of the Offering:	The Selling Stockholder will determine when and how it will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Common Stock outstanding prior to this offering	10,890,098 shares of common stock as of February 10, 2026

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered hereby by the Selling Stockholder.

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

NYSE American	Our common stock is listed on the NYSE American under the symbol “ROLR.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other documents that we file with the SEC, which are incorporated by reference in this prospectus, together with the information included in this prospectus and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. In such case, the trading price of our common stock could decline, and our shareholders may lose all or part of their investment in the shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. In addition to the other information contained in this prospectus, including the reports we incorporate by reference, you should consider the following factor before investing in our securities.

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the Selling Stockholder in the public market, could adversely affect the prevailing market price of our common stock.

This prospectus covers the resale of 357,143 shares of our common stock held by the Selling Stockholder. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when Selling Stockholder may sell such shares in the public market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 21, 2025 and our Quarterly Report on Form 10-Q filed with the SEC on November 12, 2025, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholder.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

 SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder, or the Shares, are those shares of common stock issued to the Selling Stockholder in the Private Placement which closed on January 12, 2026. We are registering the Shares in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except for the ownership of the Shares, the Selling Stockholder has not had any material relationship with us within the past three years.

Summary of Private Placement

On January 8, 2026, we entered into the Purchase Agreement with the Selling Stockholder pursuant to which we sold in a “Private Placement” an aggregate of 357,143 Shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $2.80 per share. The aggregate gross proceeds received from the Private Placement was approximately $1,000,000, before deducting offering expenses.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement with the SEC covering the resale of the Shares as soon as reasonably practicable following the date of the Purchase Agreement and in any event within 45 calendar days of such date, subject to customary exceptions and conditions. In addition, pursuant to the Purchase Agreement, the Shares are subject to a lock-up for a period of 180 days

The Company is filing this Registration Statement in satisfaction of its obligation to file a registration statement under the Purchase Agreement.

Selling Stockholder Table

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the common stock other than through a public sale. The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholder, and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder, as of the date of this prospectus. The third column lists the aggregate number of shares of common stock that the Selling Stockholder may offer pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution” on page 10 of this prospectus.

All information with respect to the common stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell some or all of the shares of common stock beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the shares of common stock owned beneficially that are covered by this prospectus, but will not sell any other shares of common stock presently owned. Except as set forth below, the Selling Stockholder has not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of common stock or other securities.

Name of Selling Stockholder	Shares Owned Prior to Offering	Shares Offered by this Prospectus	Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)
Saratoga Casino Holdings, LLC(2)	357,143	357,143	0	*

*	Less than 1.0%

(1)	Percentages are based on 10,890,098 shares of common stock issued and outstanding as of February 10, 2026.

(2)

Represents shares held by Saratoga Casino Holdings, LLC. Saratoga Harness Racing, Inc. serves as the manager of Saratoga Casino Holdings, LLC. Samuel Gerrity, as Chief Executive Officer of Saratoga Harness Racing, Inc., may be deemed to share voting and dispositive power over the securities held by Saratoga Casino Holdings, LLC.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on markets or exchanges on which the Shares are listed or quoted for trading on the date in question, or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• settlement of short trades entered into after the date of this prospectus;

• by pledge to secure debts and other obligations;

• a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with and reliance on Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

Our authorized capital stock consists of 60,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.

As of the date of this prospectus, there were 10,890,098 shares of our common stock issued and outstanding held by approximately 22 holders of record, and no shares of our preferred stock issued and outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. Shareholders do not have cumulative voting rights.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time, in one or more series.

The shares of preferred stock may be issued in series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware. Issuances of preferred stock could dilute the voting power of common stockholders, adversely affect the voting power of common stockholders, adversely affect the likelihood that common stockholders will receive dividend payments on liquidation, and have the effect of delaying or preventing a change in shareholder and management control.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Outstanding Options

As of February 10, 2026, we have 885,464 outstanding options with a weighted average exercise price of $3.28 per share, with a weighted average remaining contractual life of 9.1 years.

Restricted Stock Units (RSU)

As of February 10, 2026, we have 145,400 outstanding RSUs.

Anti-Takeover Effects of Delaware and of Our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

• before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

• upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

• on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

• any merger or consolidation involving the corporation and the interested stockholder;

• any sale, transfer, lease, pledge exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

• subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

• any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide for:

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation will not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Undesignated Preferred Stock

The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise.

Choice of Forum

Our Certificate of Incorporation, as amended, provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our current or former directors, officers, or other employees to us or to our stockholders; (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation or our Bylaws or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation; or (v) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware, provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a right under the Securities Act. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The forum selection clause in our Certificate of Incorporation may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our Certificate of Incorporation may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders. Alternatively, if a court were to find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition. Any person purchasing or otherwise acquiring any interest in any shares of our common stock shall be deemed to have notice of and have consented to these exclusive forum provisions of our Certificate of Incorporation.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our common stock is listed on NYSE American under the symbol “ROLR.”

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of High Roller Technologies, Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, which are incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

• Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 15, 2025; June 30, 2025, filed with the SEC on August 12, 2025 and September 30, 2025 filed with the SEC on November 12, 2025;

• Our Current Reports on Form 8-K, filed with the SEC on May 20, 2025, June 6, 2025, August 22, 2025, August 28, 2025, November 12, 2025, November 19, 2025, December 23, 2025, January 7, 2026, January 9, 2026, January 14, 2026, January 21, 2026, and January 21, 2026;

• The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 1, 2024, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: High Roller Technologies, Inc., Attention: Investor Relations, 400 South 4th Street, Suite 500#390, Las Vegas, NV 89101, phone number (800) 460-1039. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://ir.highroller.com/. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, https://ir.highroller.com/, other than as specifically incorporated by reference in this prospectus, is not part of this prospectus.

357,143 Shares of Common Stock

PROSPECTUS

March 20, 2026